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                                                                   EXHIBIT 10.12

LASALLE NATIONAL LEASING CORPORATION

                                                        EQUIPMENT LEASE GUARANTY

     This Equipment Lease Guaranty is executed and delivered in favor of LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), in connection with that certain Master Lease Agreement dated as of June 18, 1999, together with all Equipment Schedules executed or to be executed pursuant hereto (the "Lease"), by and between Lessor and 3C1 Complete Compliance Corporation, its successors and assigns ("Lessee").

     In order to induce Lessor to enter into the Lease (execution and delivery hereof being a condition precedent to Lessor's obligations under the Lease), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STERICYCLE, INC. ("Guarantor") hereby UNCONDITIONALLY GUARANTEES (a) to pay Lessor in lawful money of the United States all rents and other sums reserved in the Lease, or any substitutions therefor, in the amounts, at the times and in the manner set forth in the Lease; and (b) to perform, at the time and in the manner set forth in the Lease, all of the terms, covenants and conditions therein required to be kept, observed or performed by Lessee (collectively, the "Obligations").

     1. This Guaranty is a continuing one and shall terminate only upon full payment of all rents and all other sums due under the Lease and the performance of all of the terms, covenants and conditions therein required to be kept, observed or performed by Lessee, including such payment and performance under all schedules made a part of said Lease, whether to be performed before or after the last rent payment has been made under the Lease. This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection).

     2. Guarantor authorizes Lessor, with Lessee's consent where required, without notice or demand, and without affecting its liability hereunder, from time to time to: (a) receive and hold security for the payment of this Guaranty or the performance of the Lease, and exchange, enforce, waive and release any such security; and (b) apply such security and direct the order or manner of sale thereof as Lessor in its discretion may determine.

     3. Guarantor waives any right to require Lessor to: (a) proceed against Lessee; (b) proceed against or exhaust any security held from Lessee; (c) pursue any other remedy in Lessor's power whatsoever; or (d) notify Guarantor of any default by Lessee in the payment of any rent or other sums reserved in the Lease or in the performance of any term, covenant or condition therein required to be kept, observed or performed by Lessee. Guarantor waives any defense arising by reason of any disability or other defense of Lessee (other than payment or performance by Lessee of the Obligations), any lack of authority of Lessee with respect to the Lease, the invalidity, illegality or lack of enforceability of the Lease from any cause whatsoever, the failure of Lessor to acquire title to the equipment subject to the Lease or to perfect or maintain perfection of any interest therein or the cessation from any cause whatsoever of the liability of Lessee; provided, however, that Guarantor does not waive any defense arising from the due performance by Lessee of the terms and conditions of the Lease. Upon demand, Guarantor agrees to pay and perform the Obligations regardless of any existing or future offset or claim which may be asserted by Guarantor. This Guaranty and Guarantor's payment obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Obligations is rescinded or must otherwise be restored or returned by Lessor, all as though such payment had not been made. Lessor's good faith determination as to whether a payment must be restored or returned shall be binding on Guarantor. Until the payment of all rents and all other sums due under the Lease and the performance of all of the terms, covenants and conditions therein required to be kept, observed or performed by Lessee, Guarantor shall have no right of subrogation against Lessee, and waives any right to enforce any remedy which Lessor now has or hereafter may have against Lessee, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lessor. Guarantor waives all presentments, demands for performance, notices of non performance, protests, notices of dishonor, and notices of acceptance of this Guaranty.

     4. Guarantor represents and warrants to Lessor that:

          (a) (1) Guarantor is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation. (2) The execution, delivery and performance hereof: (x) have been duly authorized by all necessary corporate action on the part of Guarantor; (y) do not require the approval of any stockholders, trustee or holder of any obligations of Guarantor except such as have been duly obtained; and (z) do not and will not contravene any law, governmental rule, regulation or order now binding on Guarantor, or the charter or by-laws of Guarantor, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Guarantor under, any indenture, mortgage, contract or other agreement to which Guarantor is a party or by which it or its property is bound.
(3) The financial statements of Guarantor (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and fairly present Guarantor's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.

          (b) This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with the terms hereof, except as limited by applicable bankruptcy insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by applicable laws (including any applicable common law and equity) and judicial decisions which may affect the remedies provided herein.

         (c) There are no pending actions or proceedings to which Guarantor is a party, and there are no other pending or threatened actions or proceedings of which Guarantor has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, "Material Adverse Effect" shall mean (1) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Guarantor, or (2) a material impairment of the ability of Guarantor to perform its obligations under or to remain in compliance with this Guaranty. Further, Guarantor is not in default under any material obligation for borrowed money, for the deferred purchase price of property or any lease agreement which, either individually or in the aggregate, would have the same such effect.

          (d) Guarantor acknowledges and agrees that it will enjoy a substantial economic benefit by virtue of the extension of credit by Lessor to Lessee pursuant to the Lease.

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          (e) Guarantor has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Guarantor may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31,1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, Guarantor believes that the "Year 2000 Problem" will not have a Material Adverse Effect. From time to time, at the request of Lessor, Guarantor shall provide to Lessor such updated information or documentation as is requested regarding the status of its efforts to address the Year 2000 Problem.

     5. Guarantor covenants and agrees that: (a) it will provide to Lessor: (1) within one hundred twenty (120) days after the end of each fiscal year of Guarantor, the balance sheet and related statement of income and statement of cash flows of Guarantor, prepared in accordance with GMP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Guarantor and reasonably acceptable to Lessor; (2) within sixty (60) days after the end of each quarter of Guarantor's fiscal year, the balance sheet and related statement of income and statement of cash flows of Guarantor for such quarter, prepared in accordance with GAAP; and (3) within thirty (30) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by Guarantor to the Securities and Exchange Commission, if any; and (b)it will promptly execute and deliver to Lessor such further documents, instruments and assurances and take such further action as Lessor from time to time may reasonably request in order to carry out the intent and purpose of this Guaranty and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder. Notwithstanding the foregoing, so long as Guarantor continues to be a reporting entity pursuant to the Securities Exchange Act of 1934, as amended, Guarantor shall not be required to comply with the provisions of
Section 5(a)(1) and (2) hereof.

     6. Guarantor shall be deemed to be in default hereunder ("Default") if: (a) Guarantor shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue unremedied for a period of thirty (30) days after the earlier of the actual knowledge of Guarantor or written notice thereof to Guarantor by Lessor; or (b) Guarantor shall (1) be generally not paying its debts as they become due, (2) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Guarantor or its property, and such petition filed against Guarantor is not dismissed within sixty (60) days; or (c) there is an anticipatory repudiation of Guarantor's obligations pursuant to this Guaranty; or (d) any certificate, statement, representation, warranty or audit contained herein or heretofore or hereafter furnished with respect to this Guaranty by or on behalf of Guarantor proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or having omitted any substantial contingent or unliquidated liability or claim against Guarantor; or
(e) Guarantor shall be in default under any material obligation for borrowed money, for the deferred purchase price of property or any lease agreement, and the applicable grace period with respect thereto shall have expired; or (f) Guarantor shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any Person (such actions being referred to as an "Event"), unless not less than sixty (60) days prior to such Event: (i) such person executes and delivers to Lessor an agreement satisfactory in form and substance to Lessor, in its sole discretion, containing such person's effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Guarantor's obligations having previously arisen, or then or thereafter arising, under this Guaranty; and (ii) Lessor is satisfied as to the creditworthiness of such person, and as to such person's conformance to the other standard criteria then used by Lessor for such purposes; or (g) there is a material change in the ownership of Guarantor's capital stock, unless Lessor is satisfied as to the creditworthiness of Guarantor and Guarantor's conformance to the other standard criteria then used by Lessor for such purposes, immediately after giving effect to such change in ownership.

     Upon a Default hereunder, Lessor may, at its option, declare this Guaranty to be in default by written notice to Guarantor (without election of remedies), and at any time thereafter, may do any one or more of the following, all of which are hereby authorized by Guarantor:

         A. declare the Lease to be in default and thereafter sue for and recover all liquidated damages, accelerated rentals and/or other sums otherwise recoverable from Lessee thereunder; and/or

         B. sue for and recover all damages then or thereafter incurred by Lessor as a result of such Default; and/or

         C. seek specific performance of Guarantor's obligations hereunder.

     In addition, Guarantor shall be liable for all reasonable~attorneys' fees and other costs and expenses incurred by reason of any Default or the exercise of Lessor's remedies hereunder and/or under the Lease. No right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time.

     The failure of Lessor to exercise the rights granted hereunder upon any Default by Guarantor shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such Default.

     The obligations of the undersigned hereunder are independent of the obligations of Lessee. A separate action or actions may be brought and prosecuted against Guarantor whether an action is brought against Lessee or whether Lessee be joined in any such action or actions.

      7. GUARANTOR AGREES THAT THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF LESSOR AND GUARANTOR HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY1 AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE). Guarantor agrees that any action or proceeding arising out of or relating to this Guaranty may be commenced in any state or Federal court in the State of Maryland, and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address hereinbelow set forth, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State of Maryland.

     8. GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH GUARANTOR AND LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS GUARANTY OR THE LEASE. IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL

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CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS
AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTY. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND GUARANTOR HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

     9. This Guaranty shall inure to the benefit of Lessor, its successors and assigns, and shall be binding upon the successors and assigns of Guarantor. The obligations of Guarantor hereunder may not be assigned or delegated without the prior written consent of Lessor.

     10. All notices hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed as follows:

         If to Guarantor:  Stericycle, Inc.
                           28161 N. Keith Drive
                           Lake Forest  IL  60045
                           Facsimile:  847-367-9462


         If to Lessor:     LaSalle National Leasing Corporation
                           502 Washington Avenue, Suite 800
                           Towson, Maryland 21204
                           Facsimile:  410-769-9313

or to such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

     11. This Guaranty constitutes the entire agreement between the parties with respect to the subject matter hereof and shall not be rescinded, amended or modified in any manner except by a document in writing executed by both parties. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, Guarantor has caused this instrument to be duly executed, under seal, as of the 18 day of June, 1999.

ATTEST:                                  STERICYCLE, INC.

                                         By: /s/ FRANK J.M. TENBRINK     [SEAL]
                                            -----------------------------
                                         Name:  Frank J.M. TenBrink
                                              --------------------------------.
                                         Title: CFO
                                               -------------------------------.

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LASALLE NATIONAL LEASING CORPORATION

                                                          MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT (the "Lease") is made as of the 18th day of June, 1999, by and between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), and 3C1 COMPLETE COMPLIANCE CORPORATION, its successors and permitted assigns ("Lessee").

The parties agree that Lessee shall lease from Lessor the property (the "Equipment") described In the Equipment Schedule(s) to be executed pursuant hereto (collectively, the "Equipment Schedule"), subject to the terms set forth herein, in the Riders annexed hereto and in the Equipment Schedule. Certain definitions and construction of certain of the terms used herein are provided in
Section 19 hereof. Each Equipment Schedule shall incorporate by reference the terms and conditions of this Lease. Each Equipment Schedule, incorporating by reference the terms and conditions of this Lease, shall constitute a separate instrument of lease.

1. TERM. The term of lease with respect to any item of the Equipment shall consist of the term set forth in the Equipment Schedule relating thereto; provided, however, that this Lease shall be effective from and after the date of execution hereof.

2. RENT. Lessee shall pay Lessor the rental installments in the aggregate amounts specified in the Equipment Schedule, without prior notice or demand, and all other amounts payable pursuant to this Lease (such installments and other amounts, the "rent"). Each Equipment Schedule constitutes a non-cancelable net lease, and Lessee's obligation to pay rent, and to otherwise perform its obligations under this Lease, each such Equipment Schedule and all of the other documents and agreements entered in connection herewith (collectively, the "Lease Documents"), are and shall be absolute and unconditional and shall not be affected by any right of setoff, counterclaim, recoupment, deduction, defense or other right which Lessee may have against Lessor, the manufacturer or vendor of the Equipment (the "Suppliers"), or anyone else, for any reason whatsoever. Rental installments are payable as and when specified in the Equipment Schedule by mailing the same to Lessor at its address specified pursuant to this Lease; and payments of rent shall be effective upon receipt. Timeliness of Lessee's payment and its other performance under the Lease Documents is of the essence. If any rent is not paid within five (5) days after the due date, Lessor may collect, and Lessee agrees to pay, a charge (the "Late Charge") calculated as the product of the late charge rate specified in the Equipment Schedule (the "Late Charge Rate") and the amount in arrears for the period such amount remains unpaid from and after the original due date.

3. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee represents and warrants that: (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. (b) The execution, delivery and performance of the Lease Documents: (1) have been duly authorized by all necessary corporate action on the part of Lessee; (2) do not require the approval of any stockholder, trustee or holder of any obligations of Lessee except such as have been duly obtained; and (3) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the charter or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound. (c) Each of the Lease Documents, when entered into, will constitute legal, valid and binding obligations of Lessee enforceable against Lessee, in accordance with the terms hereof. (d) There are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, "Material Adverse Effect" shall mean (1) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Lessee, or (2) a material impairment of the ability of Lessee to perform its obligations under or to remain in compliance with the Lease Documents. Further, Lessee is not in default under any obligation for borrowed money, for the deferred purchase price of property or any lease agreement which, either individually or in the aggregate, would have the same such effect. (e) Under the laws of the state(s) in which the Equipment is to be located, the Equipment consists solely of personal property and not fixtures. (f) The financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and fairly resent Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or perations. (g) The address stated below the signature of Lessee is the chief place of business and chief executive office of Lessee; and Lessee does not conduct business under a trade, assumed or fictitious name. (h) Lessee has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Lessee may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 1,1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, Lessee believes that the "Year 2000 Problem" will not have a Material Adverse Effect. From time to time, at the request of Lessor, Lessee shall provide to Lessor such updated information or documentation as is reasonably requested regarding the status of its efforts to address the Year 2000 Problem.

4. FINANCIALS, FURTHER ASSURANCES AND NOTICES. Lessee covenants and agrees as follows: (a) Lessee will furnish Lessor (1) within one hundred twenty (120) days after the end of each fiscal year of Lessee, a balance sheet of Lessee 5 at the end of such year, and the related statement of income and statement of cash flows of Lessee for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Lessee; (2) within sixty (60) days after the end of each quarter, a balance sheet of Lessee S at the end of such quarter, and the related statement of income and statement of cash flows of Lessee for such quarter, prepared in accordance with GMP; and (3) within thirty (30) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by Lessee to the Securities and Exchange Commission, if any. (b) Lessee ill promptly execute and deliver to Lessor such further documents, instruments and assurances and take such further action s Lessor from time to time may reasonably request in order to carry out the intent and purpose of this Lease and to established protect the rights and remedies created or intended to be created in favor of Lessor under the Lease Documents. (c) Lessee shall provide written notice to Lessor: (1) thirty (30) days prior to any contemplated change in the name or address of the chief executive office of Lessee; (2) promptly upon the occurrence of any Default (as hereinafter defined) or event which, with the lapse of time or the giving of notice, or both, would become a Default (a "default"; except as used in Sections 15 and 16); and (3) promptly upon Lessee becoming aware of any alleged violation of applicable law relating to the Equipment or this Lease. Notwithstanding the foregoing, so long as Lessee continues to be a reporting entity pursuant to the Securities Exchange Act of 1934, as amended, Lessee shall not be required to comply with Sections 4(a)(1) and (2) hereof.

5. CONDITIONS PRECEDENT. Lessor's obligations under each Equipment Schedule, including its obligation to purchase and lease any Equipment to be leased thereunder, are conditioned upon Lessor's determination that all of the following have been satisfied: (a) Lessor having received the following, in form and substance satisfactory to Lessor: (1) evidence as to due compliance with the insurance provisions hereof; (2) Uniform Commercial Code financing statements and all other filings and recordings as required by Lessor; (3) certificate of Lessee's Secretary certifying: (i) resolutions of Lessee's Board of Directors duly authorizing the leasing of the Equipment hereunder and the execution, delivery and performance of this Lease and the Equipment Schedule and all related instruments and documents, and (ii) the incumbency and signature of the officers of Lessee authorized to execute such documents; (4) an opinion of counsel for Lessee as to each of the matters set forth in sub-parts (a) through
(d) of Section 3 hereof; (5) the only manually executed original of the Equipment Schedule and all other Lease Documents; (6) all purchase documents pertaining to the Equipment (collectively, the "Supply Contract"); and (7) such other documents, agreements, instruments, certificates, opinions, assurances, as Lessor reasonably may require. (b) All representations and warranties provided in favor of Lessor in any of the Lease Documents shall be true and correct on the effective date of such Equipment Schedule with the same effect as though made as of such date (Lessee's execution and delivery of the Equipment Schedule shall constitute an acknowledgment of the same). (c) There shall be no default or Default under he Equipment Schedule or any other Lease Documents. The Equipment shall have been delivered to and accepted by Lessee, and shall be in the condition and repair required hereby; and on the effective date of the Equipment schedule, Lessor shall have received good title to the Equipment to be leased thereunder, free and clear of any lien, claim or encumbrance of any kind.

6. DELIVERY; INSPECTION AND ACCEPTANCE BY LESSEE. Upon delivery, Lessee shall inspect and, to the extent the Equipment conforms to the condition required by the applicable Supply Contract, accept the Equipment and shall execute and deliver to Lessor an Equipment Schedule containing a complete description of the item of Equipment accepted; whereupon, as between Lessor and Lessee, the same shall be deemed to have been finally accepted by Lessee pursuant to this Lease. All expenses incurred in connection with Lessor's purchase of the Equipment (including shipment, delivery and installation) shall be the responsibility of Lessee and shall be paid upon demand. If Lessee shall, for reasonable cause, refuse to accept delivery of any item of the Equipment, Lessee will be assigned all rights and shall assume all obligations as purchaser of the Equipment.

7. USE AND MAINTENANCE. (a) Lessee shall: (1) use the Equipment solely in the Continental United States and in the conduct of its business, for the purpose for which the Equipment was designed, in a careful and proper manner, and shall not permanently discontinue use of the Equipment; (2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (i) in accordance and consistent with (A) the Supplier's recommendations and all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the Supplier or service provider, (B) the requirements of all applicable insurance policies, (C) the Supply Contract, so as to preserve all of Lessee's and Lessor's rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (D) all applicable laws, and (E) the prudent practice of other similar companies in the same business as Lessee, but in any event, to no lesser standard than that employed by Lessee for comparable equipment owned or leased by it; and (ii) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Lessee hereunder, except for ordinary wear and tear resulting despite Lessee's full compliance with the terms hereof; (3) not change the location of any Equipment (or the location of the principal garage of any Equipment to the extent that such Equipment is mobile equipment) as specified in the Equipment Schedule without the prior written consent of Lessor; (4) not attach or incorporate the Equipment to or in any other item of equipment in such a manner that the Equipment may be deemed to have become an accession to or a part of such other item of equipment; and (5) cause each principal item of the Equipment to be continually marked, in a plain and distinct manner, with the name of Lessor followed by the words "Owner and Lessor," or other appropriate words designated by Lessor on labels furnished by Lessor. (b) Within a reasonable time, Lessee will replace any parts of the Equipment which become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, by new or reconditioned replacement parts which are free and clear of all liens, encumbrances or rights of others and have value, utility and remaining useful life at least equal to the parts replaced. Any modification or addition to the Equipment which is required by law shall be made by Lessee, at its expense. Title to all parts, improvements and additions to the equipment immediately shall vest in Lessor, without cost or expense to Lesser or any further action by any other person, and such parts, improvements and additions shall be deemed incorporated in the Equipment and subject to the terms of this Lease is if originally leased hereunder, if such parts are required by law or are otherwise essential to the operation of the Equipment or cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value, utility and remaining useful life which the Equipment would have had without the addition thereof. Lessee shall not make any material alterations to the Equipment without the prior written consent of Lessor. (c) Upon forty-eight (48) ours' notice, Lessee shall afford Lessor access to the premises where the Equipment is located for the purpose of inspecting such Equipment and all applicable maintenance or other records at any reasonable time during normal business hours; provided, however, if a default or Default shall have occurred and then be continuing, no notice of any inspection by Lessor hall be required.

8. DISCLAIMER OF WARRANTIES. LESSOR IS NOT A SELLER, SUPPLIER OR MANUFACTURER (AS SUCH TERMS ARE DEFINED OR USED, AS THE CASE MAY BE, IN THE UNIFORM COMMERCIAL CODE), OR DEALER, NOR A SELLER'S OR A DEALER'S AGENT. THE EQUIPMENT IS LEASED HEREUNDER "AS IS", AND LESSOR HAS NOT MADE, AND HEREBY DISCLAIMS LIABILITY FOR, AND LESSEE HEREBY WAIVES ALL RIGHTS AGAINST LESSOR RELATING TO, ANY AND ALL WARRANTIES, REPRESENTATIONS OR OBLIGATIONS OF ANY KIND WITH RESPECT TO THE EQUIPMENT, EITHER EXPRESS OR IMPLIED, ARISING BY APPLICABLE LAW OR OTHERWISE, INCLUDING ANY OF THE SAME RELATING TO OR ARISING IN OR UNDER (a) MERCHANTABILITY OR FITNESS FOR PARTICULAR USE OR PURPOSE, (b) COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE, OR (c) TORT (WHETHER OR NOT ARISING FROM THE ACTUAL, IMPLIED OR IMPUTED NEGLIGENCE OF LESSOR OR STRICT LABILITY) OR THE UNIFORM COMMERCIAL CODE (INCLUDING ARTICLE 2A, AS HEREINAFTER DEFINED) OR OTHER APPLICABLE LAW WITH RESPECT TO THE EQUIPMENT, INCLUDING ITS TITLE OR FREEDOM FROM LIENS, FREEDOM FROM TRADEMARK, PARENT OR COPYRIGHT INFRINGEMENT, FREEDOM FROM LATENT DEFECTS WHETHER OR NOT DISCOVERABLE), CONDITION, MANUFACTURE, DESIGN, SERVICING OR COMPLIANCE WITH APPLICABLE LAW; it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee; and Lessor's agreement to enter into this Lease and any Equipment
Schedule is in reliance upon the freedom from and complete negation of liability or responsibility for the matters waived and disclaimed herein. Lessor is not responsible for any direct, indirect, incidental or consequential damage to or losses resulting from the installation, operation or use of the Equipment or any products manufactured thereby. All assignable warranties made by the Supplier to Lessor are hereby assigned to Lessee for and during the term of this Lease and Lessee agrees to resolve all such claims directly with the Supplier. Lessor fully shall cooperate with Lessee with respect to the resolution of such claims, in good faith and by appropriate proceedings at Lessee's expense. Any such claim shall not affect in any manner the unconditional obligation of Lessee to make rent payments hereunder. Upon the occurrence of any default or Default hereunder, Lessor shall have the exclusive right to assert any and all warranty claims with respect to the Equipment.

9. FEES AND TAXES. (a) To the extent permitted by law, Lessee shall file any necessary report and return for, shall pay promptly when due, shall otherwise be liable to reimburse Lessor (on an after-tax basis) for, and agrees to indemnify and hold Lessor harmless from: (i) all titling, recordation, documentary stamp and other fees; and (ii) taxes (other than taxes calculated solely on the basis of net Income), assessments and all other charges or withholdings of any nature (together with any penalties, fines or interest thereon); arising at any time upon or relating to the Equipment or this Lease or the delivery, acquisition, ownership, use, operation or leasing or sale of the Equipment, or upon the rent, whether the same be assessed to Lessor or Lessee (any of the foregoing, an "Imposition"). (b) If any report, return or property listing, or any Imposition is, by law, required to be filed by, assessed or billed to, or paid by, Lessor, Lessee at its own expense will do all things required to be done by Lessor (to the extent permitted by law) in connection therewith and is hereby authorized by Lessor to act on behalf of Lessor in all respects, including the contest or protest, in good faith and by appropriate proceedings, of the validity of any Imposition, or the amount thereof. Lessor agrees fully to cooperate with Lessee in any such contest, and Lessee agrees promptly to indemnify Lessor for all reasonable expenses incurred by Lessor in the course of such cooperation. An Imposition or Claim (as hereinafter defined) therefor shall be paid, subject to refund proceedings, if failure to pay would adversely affect the title or rights of Lessor. If Lessor obtains a refund of any Imposition which has been paid (by Lessee, or by Lessor and for which Lessor has been reimbursed by Lessee), Lessor shall promptly pay to Lessee the amount of such refund to the extent actually received; provided, however, that if a default or Default has then occurred and is continuing, in lieu of paying such amount to Lessee, Lessor shall apply the amount of such refund to the extent actually received to the obligations of Lessee hereunder. Lessee will cause all billings of such charges to Lessor to be made to Lessor in care of Lessee and will, in preparing any report or return required by law, show the ownership of the Equipment in Lessor, and shall send a copy of any such report or return to Lessor. If Lessee fails to pay any such charges when due, except any Imposition being contested in good faith and by appropriate proceedings as above provided for a reasonable period of time, Lessor at its option may do 30, in which event the amount so paid (including any penalty or interest incurred as a result of Lessee's failure), plus interest thereon at the Late Charge Rate, shall be paid by Lessee to Lessor with the next periodic payment of rent. (c) As used herein, the term "Lessor" shall mean and include Lessor and the consolidated Federal taxpayer group of which Lessor is a member.

10. INTENT, TITLE AND LIENS. (a) The parties intend and agree that the Equipment shall remain personal property, and that Lessor's title thereto not be impaired, notwithstanding the manner in which it may be affixed to any real property. Lessee will obtain and deliver to Lessor, from any person having an interest in the property where the Equipment described on Equipment Schedules designated as Series C (the "Series C Equipment") is to be located, waivers of any lien, encumbrance or interest which such person might have or hereafter obtain or claim with respect to the Equipment. (b) Lessee may not dispose of any of the Equipment except to the extent expressly provided herein, notwithstanding the fact that proceeds constitute a part of the Equipment. (c) Lessee further agrees to maintain the Equipment free from all claims, liens, attachments, rights of others and legal processes ("Liens") of creditors of Lessee or any other persons, other than Liens for fees, taxes, levies, duties or other governmental charges of any kind, Liens of mechanics, materialmen, laborers, employees or suppliers and similar Liens arising by operation of law incurred by Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger (as determined in Lessor's sole reasonable discretion) of the sale, forfeiture or loss of the Equipment or any interest therein). Lessee will defend, at its own expense, Lessor's title to the Equipment from such claims, Liens or legal processes. Lessee shall also notify Lessor promptly upon receipt of notice of any Lien affecting the Equipment in whole or in part.

11. INSURANCE. Lessee shall obtain and maintain all-risk insurance coverage with respect to the Equipment insuring against, among other things: casualty coverage, including loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the greater of the full replacement value or the stipulated Loss Value (as defined in Section 12 hereof); and general liability coverage, including both bodily injury and property damage with a combined single limit per occurrence of not less than the amount specified in the Equipment Schedule, having a deductible reasonably satisfactory to Lessor. All said insurance shall be in form including all endorsements required by Lessor) and amount and with companies reasonably satisfactory to Lessor. All insurance for loss or damage shall provide that losses, if any, shall be payable to Lessor as loss payee and Lessee shall utilize its best efforts to have all checks relating to any such losses delivered promptly to Lessor. Lessor shall be named as an additional insured with respect to all such liability insurance. Lessee shall pay the premiums therefor and deliver to Lessor evidence satisfactory to Lessor of such insurance coverage. Lessee shall cause to be provided to Lessor, not less than fifteen
(15) days prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Lessor of renewal or replacement coverage. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that (a) it will give Lessor thirty
(30) days' prior written notice of the effective date of any material alteration or cancellation of such policy; and (b) insurance as to the interest of any named additional insured or loss payee other than Lessee shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of Lessee or any person other than Lessor with respect to such policy or policies. The proceeds of such insurance payable as a result of loss of or damage to the Equipment shall be applied as required by the provisions of
Section 12 hereof.

12. LOSS AND DAMAGE. Lessee assumes the risk of direct and consequential loss and damage to the Equipment. Except as provided in this Section for discharge upon payment of Stipulated Loss Value, no loss or damage to the Equipment or any part thereof shall release or impair any obligations of Lessee under this Lease. Lessee agrees that Lessor shall not incur any liability to Lessee for any loss of business, loss of profits, expenses, or any other Claims resulting to Lessee by reason of any failure of or delay in delivery or any delay caused by any non-performance, defective performance, or breakdown of the Equipment, nor shall Lessor at any time be responsible for personal injury or the .355 or destruction of any other property resulting from the Equipment. In the event of loss or damage to any item of Equipment which does not constitute a Total Loss (as hereinafter defined), Lessee shall, at its sole cost and expense, promptly repair and restore such item of the Equipment to the condition required by this Lease. Provided that no default or Default has occurred and is continuing, upon receipt of evidence reasonably satisfactory to Lessor of completion of such repairs, Lessor will apply any insurance proceeds received by Lessor on account of such loss to the cost of repairs. Upon the occurrence of the actual or constructive total loss of any item of the Equipment, or the loss, disappearance, theft or destruction of any item of the Equipment or damage to any item of the Equipment to such extent as shall make repair thereof uneconomical or shall render any item of the Equipment permanently unfit for normal use for any reason whatsoever, or the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or taking of use of any item of the Equipment or the imposition of any Lien thereon by any governmental authority (as established to the reasonable satisfaction of Lessor; any such occurrence being herein referred to as a "Total Loss"), during the term of this Lease, Lessee shall give prompt notice thereof to Lessor. On the next date for the payment of rent, Lessee shall pay to Lessor the rent due on that date plus the Stipulated Loss Value of the item or items of the Equipment with respect to which the Total Loss has occurred and any other sums due hereunder with respect to that Equipment (less any insurance proceeds or condemnation award actually paid). Upon making such payment, this Lease and the obligation to make future rental payments shall terminate solely with respect to the Equipment or items thereof so paid for and (to the extent applicable) Lessee shall become entitled thereto as is where is without warranty, express or implied, with respect to any matter whatsoever. Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, all of Lessor's right, title and interest in and to such Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters. As used in this Lease, "Stipulated Loss Value" shall mean the product of the Total Invoice Cost (designated on the appropriate Equipment Schedule) of the Equipment and the applicable percentage factor set forth on the Schedule of Stipulated Loss Values attached to the Equipment Schedule. Stipulated Loss Value shall be determined as of the next date on which a payment of rent is or would be due after a Total Loss or other termination of an Equipment Schedule, after payment of any rent due on such date, and the applicable percentage factor shall be that which is set forth with respect to such rent payment. After payment of the final payment of rent due under the original term of this Lease and during any renewal term thereof, Stipulated Loss Value shall be determined as of the date of termination of such Equipment Schedule (absent any renewal thereof) or, if during a renewal term, on the next date on which a payment of rent is or would be due after a Total Loss or other termination of such renewal term, after payment of any rent due on such date, and the applicable percentage factor shall be the last percentage factor set forth on the Schedule of Stipulated Loss Values attached to such Equipment Schedule.

13. REDELIVERY. Upon the expiration or earlier termination of the term of any Equipment Schedule (or of any renewal thereof, if applicable), Lessee shall, at its own expense, return the Equipment to Lessor within ten (10) days (a) in the same condition as when delivered to Lessee hereunder, ordinary wear and tear resulting from proper use thereof excepted, (b) in such operating condition as is capable of performing its originally intended use, (c) having been used, operated, serviced and repaired in accordance with, and otherwise complying with, Section 7 hereof, and (d) free and clear of all Liens whatsoever except Liens resulting from claims against Lessor not relating to the ownership of such Equipment. Lessee shall return the Equipment by delivering it to such place within the Continental United States as Lessor shall specify. In addition to Lessor's other rights and remedies hereunder, if the Equipment is not returned in a timely fashion, or if repairs are necessary to place any Items of Equipment in the condition required in this Section, Lessee shall continue to pay to Lessor per diem rent at the last prevailing lease rate under the applicable Equipment Schedule with respect to such items of Equipment, for the period of delay in redelivery, or for the period of time reasonably necessary to accomplish such repairs together with the cost of such repairs, as applicable. Lessor's acceptance of such rent on account of such delay or repair does not constitute a renewal of the term of the related Equipment Schedule or a waiver of Lessor's right to prompt return of the Equipment in proper condition.

14. INDEMNITY. Lessee assumes and agrees to indemnify, defend and keep harmless Lessor, and any assignee of Lessor's rights, obligations, title or interests under any Equipment Schedule, its agents and employees ("Indemnitees"), from and against any and all Claims (other than such as may directly and proximately result from the negligence or willful misconduct of, such Indemnitees), by paying (on an after-tax basis) or otherwise is charging same, when and as such Claims shall become due. It is the express intention of both Lessor and Lessee, that the indemnity provided for in this Section includes the agreement by Lessee to indemnify the Indemnitees from the consequences of such Indemnitees' own simple negligence, whether that negligence is the sole or concurring cause of the Claims, and to further indemnify such Indemnitees with respect to Claims for which the Indemnitees are strictly liable. Lessor shall give Lessee prompt notice of any Claim hereby indemnified against and Lessee shall be entitled to control the defense thereof, so long as no default or Default has occurred and is then continuing; provided, however, that Lessor shall have the right to approve defense counsel selected by Lessee. For the purposes of this Lease, the term "Claims" shall mean all claims, allegations, harms, judgments, good faith settlements entered into, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), charges that Lessor has incurred or for which it is responsible, in the nature of interest, Liens, and costs (including attorneys' fees and disbursements and any other legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any person, arising on account of (a) any Lease Document, or (b) the Equipment, or any part thereof, including the ordering, acquisition, delivery, installation or rejection of the Equipment, the possession, maintenance, use, condition, ownership or operation of any item of Equipment, and by whomsoever owned, used or operated, during the term of any Equipment Schedule with respect to that item of Equipment, the existence of latent and other defects (whether or not discoverable by Lessor or Lessee) any claim in tort for negligence or strict liability, and any claim for patent, trademark or copyright infringement arising out of Lessor's ownership of the Equipment, or the loss, damage, destruction, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof.

15. DEFAULT. (a) A default shall be deemed to have occurred hereunder and under an Equipment Schedule ("Default") if (1) Lessee shall fail to make any payment of rent hereunder or under an Equipment Schedule within ten (10) days after the same shall have become due; or (2) Lessee shall fail to obtain and maintain the insurance required herein; (3) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under any Lease Document and such failure shall continue unremedied for a period of thirty
(30) days after written notice thereof to Lessee by Lessor; or (4) Lessee shall
(i) be generally not paying its debts as they become due; or (ii) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Lessee or its property, and any such petition filed against Lessee is not dismissed within sixty (60) days; or (5) Lessee shall make or permit any unauthorized Lien against or Equipment or transfer of, this Lease, an Equipment Schedule, the Equipment, or any interest therein; or (6) any certificate, statement, representation, warranty or audit contained herein or furnished with respect hereto by or on behalf of Lessee proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or having omitted any substantial contingent or unliquidated liability or Claim against Lessee; or (7) Lessee shall be in default under any (i) loan, lease, guaranty, installment sale or other financing agreement or contract, of which Lessor, or any of its affiliates, is a party or beneficiary, or (ii) material obligation for borrowed money, for the deferred purchase price of property or any payment under any lease agreement, and the applicable grace period with respect thereto all have expired and such obligation shall have been declared to be in default; or (8) Lessee shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any person (such actions being referred to as an "Event"), unless not less than sixty (60) days prior to such Event: (i) such person executes and delivers to Lessor an agreement satisfactory in form and substance to Lessor, in its sole discretion, containing such person's effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, In a due and punctual manner, all of Lessee's obligations having previously arisen, or then or thereafter arising, under any and all of the Lease Documents; and (ii) Lessor is satisfied as to the creditworthiness of such person, and as to such person's conformance to the other standard criteria then used by Lessor for such purposes; or (9) there occurs a default or anticipatory repudiation under any guaranty executed in connection with this Lease; or (10) if Lessee is a publicly held corporation and, as a result of or in connection with a material change in the ownership of Lessee's capital stock, Lessee's Debt to

Tangible Net Worth equals or exceeds twice the ratio of Lessee's Debt to Tangible Net Worth as of the date of this Lease, without the prior written consent of Lessor. As used herein, "Debt" shall mean Lessee's total liabilities which, in accordance with GAAP, would be included in the liability side of a balance sheet; and "Tangible Net Worth" shall mean Lessee's tangible net worth including the sum of the par or stated value of all outstanding capital stock, surplus and undivided profits, less any amounts attributable to goodwill, patents, copyrights, mailing lists, catalogs, trademarks, bond discount and underwriting expenses, organization expense and other intangibles. Accounting terms used herein shall be as defined, and all calculations hereunder shall be made, in accordance with GAAP. (b) The occurrence of a Default with respect to any Equipment Schedule shall, at the sole discretion of Lessor, constitute a Default with respect to any or all Equipment Schedules to which it is then a party. Notwithstanding anything set forth herein, Lessor may exercise all rights and remedies hereunder independently with respect to each Equipment Schedule.

16. REMEDIES. Upon the occurrence of any Default under the provisions of Section 15 hereof, Lessor may, at its option, declare this Lease and such Equipment Schedule to be in default. At any time after cancellation of an Equipment Schedule or after declaration by Lessor that such Equipment Schedule is in default, Lessor may, in addition to any other remedies provided herein or by applicable law, exercise one or more of the remedies specified in the applicable Equipment Schedule as Lessor in its sole discretion shall elect.

17. ASSIGNMENT. (a) WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (WHICH SHALL NOT UNREASONABLY BE WITHHELD), EXCEPT IN ACCORDANCE WITH SECTION 15(a)(8) HEREOF LESSEE WILL NOT ASSIGN, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY EQUIPMENT SCHEDULE, OR ITS LEASEHOLD INTEREST, SUBLET THE EQUIP MENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE. No assignment or sublease, whether authorized in this Section or in violation of the terms hereof, shall relieve Lessee of its obligations, and Lessee shall remain primarily liable, hereunder and under each Equipment Schedule. Any unpermitted assignment, transfer, encumbrance, delegation or sublease by Lessee shall be void ab initio. (b) Lessor may assign any or all of its rights, obligations, title and interest hereunder, or the right to enter into any Equipment Schedule, or may resell (through syndication, assignment, participation or placement) an interest in any or all of the Equipment, this Lease or any Equipment Schedule. Lessee agrees that it will pay all rent and other amounts payable under each Equipment Schedule to the "Lessor" named therein; provided, however, if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and other amounts payable under any assigned Equipment Schedule to such assignee or as instructed by Lessor and such assignee. Each Equipment Schedule, incorporating by reference the terms and conditions of this Lease, constitutes a separate instrument of lease, and the "Lessor" named therein or its assignee shall have all rights as "Lessor" thereunder separately exercisable by such named Lessor or assignee as the case may be, exclusively and independently of Lessor or any assignee with respect to other Equipment Schedules executed pursuant hereto. Lessee agrees to confirm in writing receipt of any notice of assignment, syndication, participation or placement, as reasonably may be requested by Lessor or any such assignee or participant (collectively, the "Assignee"). Lessee agrees not to assert against any such Assignee any defense, setoff, recoupment, claim or counterclaim which Lessee has or may at any time hereafter have against Lessor or any person other than such Assignee, for any reason whatsoever, unless such Assignee has expressly assumed the obligations of Lessor hereunder. Lessee will provide reasonable assistance to Lessor in whatever manner necessary in order to permit Lessor to complete any resale, syndication, assignment, participation or placement of the transaction contemplated by this Lease. Lessee agrees that any such assignment shall not materially change Lessee's duties or obligations under the Lease or any Equipment Schedule nor materially increase Lessee's risks or burdens. Upon such assignment and except as may otherwise be provided therein all references in this Lease to Lessor shall include such assignee. (c) Subject always to the foregoing, this Lease and each Equipment Schedule inure to the benefit of, and are binding upon, the successors and assigns of the parties hereto and thereto, as the case may be.

18. MISCELLANEOUS. (a) This Lease, the Riders annexed hereto, each Equipment Schedule and any commitment letter between the parties, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be rescinded, amended or modified in any manner except by a document in writing executed by both parties. (b) Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforce able such provision in any other jurisdiction. (c) The representations, warranties and covenants of Lessee herein shall be deemed to be continuing and to survive the execution and delivery of this Lease, each Equipment Schedule and any other Lease Documents. Each execution by Lessee of an Equipment Schedule shall be deemed a reaffirmation and warranty that there shall have been no material adverse change in the business or financial condition of Lessee from the date of execution hereof. With respect to each Equipment Schedule, the obligations of Lessee under Sections 7, 8, 9,10, 13 and 14 hereof, together with any of Lessee's obligations under the other provisions of this Lease (as incorporated therein) which have accrued but not been fully satisfied, performed or complied with prior to the cancellation or termination of such Equipment Schedule, shall survive the cancellation or termination thereof to the extent necessary for the full and complete performance of such obligations. (d) Lessor represents and covenants to Lessee that Lessor has full authority to enter into this Lease and any other Lease Documents to which it may become a party, and so long as no default or Default occurs with respect to an Equipment Schedule, neither Lessor nor any person authorized by Lessor shall interfere with Lessee's right to peaceably and quietly possess and use the Equipment during the term thereof, subject to the terms and provisions hereof. (e) Expenses incurred by Lessor in connection with (1) the filing or recording of real property waivers and Uniform Commercial Code statements, and (2) lien search reports and copies of filings with respect to Lessee and/or the Equipment, shall be for the account of Lessee and shall be payable by Lessee upon demand. (f) If Lessee fails to perform any of its obligations hereunder with respect to an Equipment Schedule, Lessor shall have the right, but shall not be obligated, to effect such performance, and the amount of any out of pocket and other reasonable expenses of Lessor incurred in connection with such performance, together with interest thereon at the Late Charge Rate, shall be payable by Lessee upon demand. Lessor's effecting such compliance shall not be a waiver of Lessee's default. (g) Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any UCC statements and any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of Section 11 hereof, but only to the extent that the same relates to the Equipment. (h) LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSEE AND/OR LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE. LESSEE AUTHORIZES LESSOR TO FILE THIS PROVISION WITH THE CLERK OR JUDGE OF ANY COURT HEARING ANY SUCH CLAIM. IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS LEASE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES AND THE PARTIES HEREBY ACKNOWLEDGE THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN

ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. LESSOR AND LESSEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. (i) All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt. 0) This Lease and all of the other Lease Documents shall not be effective unless and until accepted by execution by an officer of Lessor at the address, in the State of Maryland (the "State"), as set forth below the signature of Lessor. THIS LEASE AND ALL OF THE OTHER LEASE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Lease maybe commenced in any state or Federal court in the State, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address herein below set forth, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State. (k) This Lease and all of the other Lease Documents may be executed in any number of counterparts and by different parties hereto or thereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together consist of but one and the same instrument; provided, however, that to the extent that this Lease and/or the Equipment Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest herein or therein may be created through the transfer or possession of this Lease in and of itself without the transfer or possession of the original of such Equipment Schedule and incorporating the Lease by reference; and no security interest in this Lease and an Equipment Schedule may be created by the transfer or possession of any counterpart of such Equipment Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".

19. DEFINITIONS AND RULES OF CONSTRUCTION. (a) The following terms when used in this Lease or in any of the Equipment Schedules have the following meanings: (1) "applicable law" or "law": any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority; (2) "business day": any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the State; (3) "UCC" or "Uniform Commercial Code": the Uniform Commercial Code as in effect in the State or in any other applicable jurisdiction; and any reference to an article (including Article 2A) or section thereof shall mean the corresponding article or section (however termed) of any such other applicable version of the Uniform Commercial Code; (4) "governmental authority": any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign; and
(5) "person": any individual, corporation, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lessee or Lessor.
(b) The following terms when used herein or in any of the Equipment Schedules shall be construed as follows: "herein," "hereof," "hereunder," etc.: in, of, under, etc. this Lease or such other Lease Document in which such term appears (and not merely in, of, under, etc. the section or provision where the reference occurs); "including": containing, embracing or involving all of the enumerated items, but not limited to such items unless such term is followed by the words "and limited to," or similar words; and "or": at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by "any" indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time Any reference to Lessor or Lessee shall include their permitted successors and assigns. Any reference to a law shall also mean such law as amended, superseded or replaced from time to time. Unless otherwise expressly provided herein to the contrary, all actions that Lessee takes or is required to take under any Lease Document shall be taken at Lessee's sole cost and expense, and all such costs and expenses shall constitute Claims and be covered by Section 14 hereof. To the extent Lessor is required to give its consent or approval with respect to any matter, the reasonableness of Lessor's withholding of such consent shall be determined based on the then existing circumstances; provided, that Lessor's withholding of its consent shall be deemed reasonable for all purposes if (i) the taking of the action that is the subject of such request, might result (in Lessor's discretion), in (A) an impairment of Lessor's rights, title or interests hereunder or under any Equipment Schedule or other Lease Document, or to the Equipment, or (B) expose Lessor to any Claims, or (ii) to the extent Lessee fails to provide promptly to Lessor any filings, certificates, opinions or indemnities specified by Lessor to Lessee in writing.


IN WITNESS WHEREOF, the parties hereto have caused this Master Lease Agreement to be duly executed, under seal, as of the day and year first above set forth.

LASALLE NATIONAL LEASING CORPORATION        3C1 COMPLETE COMPLIANCE CORPORATION
Lessor                                      Lessee

By: /s/ H. DUANE STEELBERG    [SEAL]        By: /s/ CURTIS W. CRANE
    --------------------------                  -------------------------[SEAL]
NAME:  H. DUANE STEELBERG          .        NAME:  Curtis W. Crane            .
     ------------------------------              -----------------------------
TITLE: SENIOR VICE PRESIDENT       .        TITLE: CFO, Secretary             .
      -----------------------------               ----------------------------

502 Washington Avenue                       910 Pierremont
Suite 800                                   Shreveport, Louisiana 71106
Towson, Maryland 21204                      Facsimile: (318) 869-1944         .
Facsimile: (410) 769-9313          .                  ------------------------
          -------------------------         Federal Employer
                                            Identification No.: 76-0351992    .
                                                               ---------------

LASALLE NATIONAL LEASING CORPORATION
                                                                     RIDER NO. 1

To and part of Master Lease Agreement dated as of the 18 day of June, 1999 (the "Lease"), between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), and 3C1 COMPLETE COMPLIANCE CORPORATION, its successors and permitted assigns ("Lessee").

APPLICABILITY. This Rider shall be applicable solely with respect to items of the Equipment described on Equipment Schedules designated as Series A (the "Series A Equipment"); each reference herein to Equipment shall be deemed to refer only to the Series A Equipment; and each reference herein to Equipment Schedule shall be deemed to refer only to the Equipment Schedules designated as Series A.

   A. TERMINAL RENTAL ADJUSTMENT. It is presently anticipated that the fair market value of the Equipment upon the expiration of the original lease term relating thereto will be an amount equal to 25 percent of the Total Invoice Cost of the Equipment (the "Estimated Residual Value"). Upon expiration of the original lease term, Lessor will attempt to sell the Equipment. If the Net Proceeds of Sale (as hereafter defined) is less than the Estimated Residual Value, promptly upon demand Lessee shall pay to Lessor the amount of the difference (not to exceed 12.35 percent of the Total Invoice Cost of the Equipment). If the Net Proceeds of Sale exceeds the Estimated Residual Value, the amount of the difference promptly shall be paid by Lessor to Lessee. If the Equipment has not been sold on the expiration date of the original lease term relating thereto, then the Net Proceeds of Sale shall be deemed to be zero; and promptly upon demand Lessee shall pay to Lessor an amount equal to 12.35 percent of the Total Invoice Cost of the Equipment. If Lessor hereafter shall sell the Equipment, the Net Proceeds of Sale promptly shall be distributed as follows: first, an amount equal to 12.65 percent of the Total Invoice Cost of the Equipment shall be retained by Lessor (in addition to the amount previously paid by Lessee to Lessor); and second, the balance (if any) promptly shall be paid by Lessor to Lessee. Any such payment by either Lessee or Lessor shall be deemed to be a Terminal Rental Adjustment with respect to the Equipment. As used herein, "Net Proceeds of Sale" shall mean the gross selling price actually received by Lessor less all (i) selling expenses incurred by Lessor, (ii) amounts which (if not paid) would constitute a lien on the Equipment for which Lessee is responsible under the Lease, and (iii) applicable sales or other transfer taxes paid by Lessor.

As required by Section 7701(h) of the internal Revenue Code of 1986, as now or hereafter amended, Lessee shall execute and deliver to Lessor the Certification by Lessee in substantially the form attached hereto as Exhibit No. 1. Lessee acknowledges that the Truth in Mileage Act of 1986 (and the regulations promulgated thereunder) requires the lessee of motor vehicles (at the time such motor vehicles are terminated from the lease) to provide a written disclosure to the lessor regarding the mileage of such motor vehicles. Under this law, the "failure to complete or providing false information may result in fines and or imprisonment". Therefore, Lessee agrees to provide to Lessor (on a form provided by Lessor) upon termination of a motor vehicle from the Lease the mileage disclosure information required by the Federal regulations.

   B. OPTION TO PURCHASE. Provided that Lessee is not then in Default, Lessee shall have the option to purchase, upon the expiration of the term of this Lease, or of any subsequent renewal term, if applicable, all but not less than all of the Equipment subject to this Lease upon the following terms and conditions: If Lessee desires to exercise this option it shall, at least two hundred ten (210) days before expiration of the term of this Lease, give Lessor written notice of its intention to exercise this option to purchase and shall engage in negotiations with Lessor to determine the Purchase Price for the Equipment. Not less than one hundred eighty (180) days before expiration of the term of this Lease, Lessee shall give Lessor written notice of its election to purchase on the terms mutually agreed upon during negotiations. Thereupon, at the expiration of the term of this Lease, Lessee shall pay to Lessor in cash the Purchase Price for the Equipment so purchased, determined as hereinafter provided. Lessee's exercise of the purchase option contained herein shall constitute a sale of the Equipment pursuant to Section A above and Lessee shall be responsible for the performance of its obligations pursuant to Section A above.

   The Purchase Price of the Equipment shall be an amount equal to its then Fair Market Value, together with all taxes and charges upon sale. For purposes of this Section, "Fair Market Value" shall be deemed to be an amount equal to the sale price obtainable in an arms' length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell (and assuming that, as of the date of determination, the Equipment is in at least the condition required by Section 13 of this Lease). If the parties are unable to agree on the Fair Market Value of the Equipment, then Lessor and Lessee shall at Lessee's expense obtain appraisal values from three independent appraisers (one to be selected by Lessor, one by Lessee, and the other by the two selected by Lessor and Lessee; each of whom must be associated with a professional organization of equipment or personal property appraisers, such as the American Society of Appraisers) and the average Fair Market Value as determined by such appraisers shall be binding on the parties hereto.

   Notwithstanding any election of Lessee to purchase, the provisions of this Lease shall continue in full force and effect until the passage of ownership of the Equipment upon the date of purchase. On the date of purchase, Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee, without recourse or warranty, except (with respect to the status of title conveyed) in respect of Lessor's acts, all of Lessor's right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters.


LASALLE TIONAL LEASING CORPORATION          3C1 COMPLETE COMPLIANCE Corporation
Lessor                                                        Lessee


By: /s/ H. DUANE STEELBERG  [SEAL]          By: /s/ CURTIS CRANE         [SEAL]
    ------------------------                    -------------------------
      H. Duane Steelberg                          Curtis Crane
      Senior Vice President                       CFO, Secretary

LASALLE NATIONAL LEASING CORPORATION

                                                                     RIDER NO. 2

To and part of Master Lease Agreement dated as of the 18 day of June, 1999 (the "Lease"), between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), and 3C1 COMPLETE COMPLIANCE CORPORATION, its successors and permitted assigns ("Lessee").

APPLICABILITY. This Rider shall be applicable solely with respect to items of the Equipment described on Equipment Schedules designated as Series B (the "Series B Equipment"); each reference herein to Equipment shall be deemed to refer only to the Series B Equipment; and each reference herein to Equipment Schedule shall be deemed to refer only to the Equipment Schedules designated as Series B.

   A. TERMINAL RENTAL ADJUSTMENT. It Is presently anticipated that the fair market value of the Equipment upon the expiration of the original lease term relating thereto will be an amount equal to 25 percent of the Total Invoice Cost of the Equipment (the "Estimated Residual Value"). Upon expiration of the original lease term, Lessor will attempt to sell the Equipment. If the Net Proceeds of Sale (as hereafter defined) is less than the Estimated Residual Value, promptly upon demand Lessee shall pay to Lessor the amount of the difference (not to exceed 14.9 percent of the Total Invoice Cost of the Equipment). If the Net Proceeds of Sale exceeds the Estimated Residual Value, the amount of the difference promptly shall be paid by Lessor to Lessee. If the Equipment has not been sold on the expiration date of the original lease term relating thereto, then the Net Proceeds of Sale shall be deemed to be zero; and promptly upon demand Lessee shall pay to Lessor an amount equal to 14.9 percent of the Total Invoice Cost of the Equipment. !f Lessor thereafter shall sell the Equipment, the Net Proceeds of Sale promptly shall be distributed as follows: first, an amount equal to 10.1 percent of the Total Invoice Cost of the Equipment shall be retained by Lessor (in addition to the amount previously paid by Lessee to Lessor); and second, the balance (if any) promptly shall be paid by Lessor to Lessee. Any such payment by either Lessee or Lessor shall be deemed to be a Terminal Rental Adjustment with respect to the Equipment. As used herein, "Net Proceeds of Sale" shall mean the gross selling price actually received by Lessor less all (i) selling expenses incurred by Lessor, (ii) amounts which (if not paid) would constitute a lien on the Equipment for which Lessee is responsible under the Lease, and (iii) applicable sales or other transfer taxes paid by Lessor.

   As required by Section 7701(h) of the Internal Revenue Code of 1986, as now or hereafter amended, Lessee shall execute and deliver to Lessor the Certification by Lessee in substantially the form attached hereto as Exhibit No.
1. Lessee acknowledges that the Truth in Mileage Act of 1986 (and the regulations promulgated thereunder) requires the lessee of motor vehicles (at the time such motor vehicles are terminated from the lease) to provide a written disclosure to the lessor regarding the mileage of such motor vehicles. Under this law, the "failure to complete or providing false information may result in fines and/or imprisonment". Therefore, Lessee agrees to provide to Lessor (on a form provided by Lessor) upon termination of a motor vehicle from the Lease the mileage disclosure information required by the Federal regulations.

   B. OPTION TO PURCHASE Provided that Lessee is not then in Default, Lessee shall have the option to purchase, upon the expiration of the term of this Lease, or of any subsequent renewal term, if applicable, all but not less than all of the Equipment subject to this Lease upon the following terms and conditions: If Lessee desires to exercise this option it shall, at least two hundred ten (210) days before expiration of the term of this Lease, give Lessor written notice of its intention to exercise this option to purchase and shall engage in negotiations with Lessor to determine the Purchase Price for the Equipment. Not less than one hundred eighty (180) days before expiration of the term of this Lease, Lessee shall give Lessor written notice of its election to purchase on the terms mutually agreed upon during negotiations. Thereupon, at the expiration of the term of this Lease, Lessee shall pay to Lessor in cash the Purchase Price for the Equipment so purchased, determined as hereinafter provided. Lessee's exercise of the purchase option contained herein shall constitute a sale of the Equipment pursuant to Section A above and Lessee shall be responsible for the performance of its obligations pursuant to Section A above.

   The Purchase Price of the Equipment shall be an amount equal to its then Fair Market Value, together with all taxes and charges upon sale. For purposes of this Section, "Fair Market Value" shall be deemed to be an amount equal to the sale price obtainable in an arms' length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell (and assuming that, as of the date of determination, the Equipment is in at least the condition required by Section 13 of this Lease). If the parties are unable to agree on the Fair Market Value of the Equipment, then Lessor and Lessee shall at Lessee's expense obtain appraisal values from three independent appraisers (one to be selected by Lessor, one by Lessee, and the other by the two selected by Lessor and Lessee; each of whom must be associated with a professional organization of equipment or personal property appraisers, such as the American Society of Appraisers) and the average Fair Market Value as determined by such appraisers shall be binding on the parties hereto.

   Notwithstanding any election of Lessee to purchase, the provisions of this Lease shall continue in full force and effect until the passage of ownership of the Equipment upon the date of purchase. On the date of purchase, Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee, without recourse or warranty, except (with respect to the status of title conveyed) in respect of Lessor's acts, all of Lessor's right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters.


LASALLE NATIONAL LEASING CORPORATION        3C1 COMPLETE COMPLIANCE CORPORATION
Lessor                                      Lessee

By: /s/ H. DUANE STEELBERG    [SEAL]        By: /S/ CURTIS W. CRANE      [SEAL]
   ---------------------------                 --------------------------
      H. DUANE STEELBERG                          Curtis W. Crane
      SENIOR VICE PRESIDENT                       CFO, Secretary

LASALLE NATIONAL LEASING CORPORATION

                                                                     RIDER NO. 3

To and part of Master Lease Agreement dated as of the 18th day of June, 1999 (the "Lease"), between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), and 3C1 COMPLETE COMPLIANCE CORPORATION, its Successors and permitted assigns ( "Lessee").

A. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF LESSEE FOR SALE-LEASEBACK. Lessee represents and warrants that: (1) The sale of those certain items of equipment specified on the schedule attached to each Equipment Bill of Sale (collectively the "Bill of Sale") executed by Lessee, and the execution, delivery and performance of the Bill of Sale (a) have been duly authorized by all necessary corporate action on the part of Lessee; (b) do not require the consent of any stockholder, trustee or holders of any indebtedness of Lessee except such as have been duly obtained; and (c) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the charter or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound. (2) The Bill of Sale transfers to Lessor valid title to the equipment described on the schedule attached thereto free and clear of any and all encumbrances, liens, charges or defects. Except for obtaining certificates of title with respect to that portion of the Equipment consisting of motor vehicles, no filing or recordation must be made, no notice must be given, and no other action must be taken with respect to any state or local jurisdiction, or any person, in order to preserve to Lessor all the rights transferred by the Bill of Sale.

B. ADDITIONAL AUTHORIZATION. Lessor's obligations under the Lease are further conditioned upon Lessor having received the Bill of Sale and an opinion of counsel for Lessee as to the matters set forth in paragraph A above.


LASALLE NATIONAL LEASING CORPORATION        3C1 COMPLETE COMPLIANCE CORPORATION
Lessor                                                        Lessee

By: /s/ H. DUANE STEELBERG    [SEAL]        By: /s/ CURTIS W. CRANE      [SEAL]
   ---------------------------                 --------------------------
      H. DUANE STEELBERG                          Curtis W. Crane
      SENIOR VICE PRESIDENT                       CFO, Secretary

LASALLE NATIONAL LEASING CORPORATION

                                                                      RIDER NO.4

To and part of Master Lease Agreement dated as of the 18 day of June 1999 (the "Lease"), between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), and 3C1 COMPLETE COMPLIANCE CORPORATION, its successors and permitted assigns ("Lessee").

   GUARANTOR. Lessor's obligations under the Lease are further conditioned upon Lessor having received the following, in form and substance satisfactory to
Lessor: (1) the Equipment Lease Guaranty (the "Guaranty"), duly executed by STERICYCLE, INC. (the "Guarantor"); (2) an opinion of counsel for Guarantor as to each of the matters set forth in sub-parts (a)(1) and (2), (b) and (c) of
Section 4 of the Guaranty; and (3) a certificate of Guarantor's Secretary certifying: (a) resolutions of Guarantor's Board of Directors duly authorizing the undertaking to guarantee the performance of the obligations of Lessee under the Lease, and (b) the incumbency and signature of the officers of Guarantor authorized to execute the Guaranty.



LASALLE NATIONAL LEASING CORPORATION        3CI COMPLETE COMPLIANCE CORPORATION
Lessor                                                        Lessee


By: /s/ H. DUANE STEELBERG    [SEAL]        By: /s/ CURTIS W. CRANE      [SEAL]
   ---------------------------                 --------------------------
      H. DUANE STEELBERG                          Curtis W. Crane
      SENIOR VICE PRESIDENT                       CFO, Secretary

LASALLE NATIONAL LEASING CORPORATION

                                                                      RIDER NO.6

To and part of Master Lease Agreement dated as of the 18TH day of JUNE, 1999 (the "Lease") between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), and 3C1 COMPLETE COMPLIANCE CORPORATION, its successors and permitted assigns ("Lessee").

ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

1.  As used herein, the following terms shall have the following meaning:

    (a) "Adverse Environmental Condition": shall mean (i) the existence or the continuation of the existence, of an Environmental Contamination (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Contamination), of, or exposure to, any substance, chemical, material, pollutant, Hazardous Substance, odor or audible noise or other release or emission in, into or onto the environment (including without limitation, the air, ground, water or any surface) at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment, or (iii) the violation, or alleged violation, of any Environmental Law, permits or licenses of, by or from any governmental authority, agency or court relating to environmental matters connected with any of the Equipment.

    (b) "Affiliate" shall mean, with respect to any given Person, any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

    (c) "Environmental Claim" shall mean any accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse affects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

    (d) "Environmental Contamination" shall mean any actual or threatened release, spill, emission, leaking, pumping, injection, presence, deposit, abandonment, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment, including, without limitation, the movement of any Hazardous Substance or other substance through or in the air, soil, surface water, groundwater or property.

    (e) "Environmental Law" shall mean any present or future federal, foreign, state or local law, ordinance, order, rule or regulation and all judicial, administrative and regulatory decrees, judgments and orders, pertaining to health, industrial hygiene, the use, disposal or transportation of Hazardous Substances, Environmental Contamination, or pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 et seq.), the Occupational Safety and Health Act (19 U.S.C. Section 651 et seq.), the Noise Control Act of 1972 (42 U.S.C. Section 4901 et seq.), and the Hazardous and Solid Waste Amendments (42 U.S.C. Section 2601 et seq.), as these laws have been or may be amended or supplemented, and any successor thereto, and any analogous foreign, state or local statutes, and the rules, regulations and orders promulgated pursuant thereto.

    (f) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

    (g) "Hazardous Substances" shall mean and include hazardous substances as defined in CERCLA; oil of any kind, petroleum products and their by-products, including, but not limited to, sludge or residue; asbestos containing materials; polychlorinated biphenyls; any and all other hazardous or toxic substances; hazardous waste, as defined in CERCLA; medical waste; infectious waste; those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101); explosives; radioactive materials; and all other pollutants, contaminants and other substances regulated or controlled by the Environmental Laws and any other substance that requires special handling in its collection, storage, treatment or disposal under the Environmental Laws.

    (h) "Person" shall mean any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity

2. Lessee hereby represents, warrants and covenants that: (a) it has conducted, and will continue to conduct its business operations, and throughout the term of the Lease will use the Equipment, so as to comply with all Environmental Laws; (b) as of the date hereof, and as of the date of execution of each Equipment Schedule, except as have been previously disclosed in writing by Lessee to Lessor, there are no Hazardous Substances generated, treated, handled, stored, transported, discharged, emitted, released or otherwise disposed of in connection with Lessee's use of the Equipment; and (c) Lessee has, and throughout the term of the Lease will continue to have in full force and effect all federal, state and local licenses, permits, orders and approvals required to operate the Equipment in compliance with all Environmental Laws.

3. Lessee agrees that if required to return the Equipment or any item thereof to Lessor or Lessor's agents, Lessee shall return such Equipment free from all Hazardous Substances and otherwise fully in compliance with all Environmental Laws.

4. Lessee shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Lessor and its Affiliates, and their successors and assigns, directors, officers, employees and agents, from and against any Environmental Claim or Environmental Loss.

5. The provisions of this Rider shall survive any expiration or termination of the Lease.


LASALLE NATIONAL LEASING CORPORATION        3CI COMPLETE COMPLIANCE CORPORATION
Lessor                                                        Lessee

By: /s/ H. DUANE STEELBERG    [SEAL]        By: /s/ CURTIS W. CRANE      [SEAL]
   ---------------------------                 --------------------------
      H. DUANE STEELBERG                          Curtis W. Crane
      SENIOR VICE PRESIDENT                       CFO, Secretary

LASALLE NATIONAL LEASING CORPORATION

                                                                     RIDER NO. 7

To and part of Master Lease Agreement dated as of the 18TH day of JUNE, 1999 (the "Lease"), between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), and 3C1 COMPLETE COMPLIANCE CORPORATION, its successors and permitted assigns ("Lessee").

APPLICABILITY. This Rider shall be applicable solely with respect to items of the Equipment described on Equipment Schedules designated as Series C (the "Series C Equipment"); each reference herein to Equipment shall be deemed to refer only to the Series C Equipment; and each reference herein to Equipment Schedule shall be deemed to refer only to the Equipment Schedules designated as Series C.

TERMINATION RENTAL PREMIUM. Upon the expiration of the term or of any renewal term (if applicable) of this Lease, Lessee promptly shall pay to Lessor without notice or demand therefor and together with all other amounts then due and payable hereunder, in cash, a Termination Rental Premium of One Dollar ($1.00). Upon receipt by Lessor of the Termination Rental Premium, Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, except (with respect to the status of title conveyed) in respect of Lessor's acts, all of Lessor's right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters.



LASALLE NATIONAL LEASING CORPORATION        3CI COMPLETE COMPLIANCE CORPORATION
Lessor                                                        Lessee

By: /s/ H. DUANE STEELBERG    [SEAL]        By: /s/ CURTIS W. CRANE      [SEAL]
   ---------------------------                 --------------------------
      H. DUANE STEELBERG                          Curtis W. Crane
      SENIOR VICE PRESIDENT                       CFO, Secretary

LASALLE NATIONAL LEASING CORPORATION

                                                                     RIDER NO. 8

To and part of Equipment Lease Agreement dated as of the 18th day of June, 1999 (the "Lease"), between LASALLE NATIONAL LEASING CORPORATION, its successors and assigns ("Lessor"), and 3C1 COMPLETE COMPLIANCE CORPORATION ("Lessee").

RETURN PROVISIONS: In addition to the provisions of Section 13 of this Lease, and provided that Lessee has not elected to exercise its option to purchase the Equipment, Lessee shall, at its expense:

     (1) ensure all Equipment and equipment operations conform to all applicable local, state, and Federal laws, health and safety guidelines. Lessee will keep all licenses and operating certificates required for operation of the Equipment current during the term of the Lease. Lessee will at all times use the Equipment in compliance with all applicable laws and regulations of any governmental, local and regulatory agency;

     (2) provide safe, secure storage for the Equipment for ninety (90) days after expiration or earlier termination of the Lease at not more than two (2) locations selected by Lessor;

     (3) take such action as may be required so that, upon return, each unit of Equipment must meet its manufacturer's specifications for performance under full-rated loads, as confirmed through testing using a chassis dynamometer, and the following conditions:

          (a) Tires: All tires shall be of the same type (original size) and manufacturer (i.e. matched) and have a minimum of fifty (50) percent remaining tread on original or recapped casings without flat or bald spots, dry rot, exposed cord or cuts in sidewall. The front tires will not be recaps;

          (b) General Condition: Upon return, there must be no structural or mechanical damage. All rust or corrosion must be treated in a manner consistent with standard industry practices. All Equipment must have a good overall appearance and no material damage. The Equipment shall be cleaned, de-contaminated (internal and external), with no missing or damaged parts. Upon return, all commercial logos, advertising, graffiti, insignias and lettering shall be removed and repaired in a workmanlike manner so as to not damage the Equipment. Manufacturer's identity plates and markings shall not be removed. With respect to each unit, the total cost of necessary repairs for damage or other related costs necessary to place the Equipment in such condition as to be in compliance with this Lease may not exceed $150.00;

         (c) Documents and Records: Written records of all maintenance and repair work shall be kept throughout the term of the transaction. A copy shall be provided to Lessor upon request during the term of the Lease, or at Lease termination. All maintenance records, maintenance record jackets, repair jackets, repair orders, license plates, registration certificates and all other similar documents, in their entirety, must be returned to Lessor;

          (d) Brakes: Brake drums and linings shall not be cracked and shall not exceed manufacturers' recommended wear limits. Brake linings shall have at least fifty (50) percent remaining wear;

          (e) Maintenance: Lessee shall follow the manufacturer's recommended maintenance and service schedule, as required to validate any warranty, and at Lessee's sole cost and expense. Any maintenance or repair work shall comply with the guidelines and procedures as specified by the manufacturers of the equipment and in accordance with standards in the industry. Lessee will use only original manufacturer's or approved replacement parts and components in the performance or any maintenance and repair of the Equipment. Lessee will at all times maintain the Equipment in good operational condition and appearance, and shall not discriminate such maintenance between owned or leased equipment;

          (f) Use: Lessee guarantees that the Equipment will not be or have been loaded beyond the rated capacity as certified by the manufacturer at any time during the Lease term. Lessee will not discriminate in the use of the Equipment from any other similar equipment in its fleet; and

          (g) Alterations: Lessee will not modify the Equipment without the prior written approval of Lessor. In any event, Lessee will not make any modifications or alterations that would impair the Equipment's use, value, marketability or manufacturer's warranty and recommendations. Lessee will not make any alterations to the Equipment that would damage or restrict the use of the Equipment from its initial use and design and that cannot be removed without damage to the unit. Changes, modifications or additions to the Equipment mandated by Federal or state authorities will be completed by Lessee and become property of Lessor; and

     (4) prior to any return of the Equipment, an in-depth physical inspection will be performed by a manufacturer's service representative(s). Any part, component or function found not to be within the manufacturer's published or recommended specifications, including but not limited to transmissions, clutches, drive trains, and rear axles, will be replaced or repaired to meet those specifications. Lessee shall obtain written certification from the manufacturers or their authorized representative that the Equipment has been returned in accordance with the terms set forth herein.



LASALLE NATIONAL LEASING CORPORATION        3CI COMPLETE COMPLIANCE CORPORATION
Lessor                                                        Lessee

By: /s/ H. DUANE STEELBERG     [SEAL]       By: /s/ CURTIS W. CRANE       [SEAL]
   ---------------------------                 --------------------------
      H. DUANE STEELBERG                          Curtis W. Crane
      SENIOR VICE PRESIDENT                       CFO, Secretary